Exhibit 10.1

                            Glimcher Realty Trust and
                     Glimcher Properties Limited Partnership


                       EMPLOYMENT AND CONSULTING AGREEMENT

                                      with

                                Herbert Glimcher


     This Employment Agreement ("Agreement") is made this 20th day of January 2005, by and between GLIMCHER REALTY TRUST, a Maryland real estate investment trust with offices at 150 East Gay Street, Columbus, Ohio 43215 (the "Trust"), GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership with offices at 150 East Gay Street, Columbus, Ohio 43215 (the "Partnership"; together with the Trust, the "Company"), and HERBERT GLIMCHER, an individual residing at 10 North Drexel Avenue, Columbus, OH 43209 ( "Glimcher").

     WHEREAS, Glimcher presently serves as the Chairman of the Board of Trustees and Chief Executive Officer of the Trust and as the Chairman of the Board and Chief Executive Officer of Glimcher Properties Corporation ("Corporation"), the general partner of the Partnership;

     WHEREAS, Glimcher has expressed his desire to discontinue his service as Chief Executive Officer of the Trust and as Chief Executive Officer of the Corporation, his desire to remain as an employee of the Trust and as non-executive Chairman of the Board of Trustees of the Trust and as non-executive Chairman of the Board of Directors of the Corporation, and to help ensure a successful transition of executive functions;

     WHEREAS, Glimcher possesses considerable industry experience and an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and operations;

     WHEREAS, Glimcher, the Trust, and the Partnership are parties to a Severance Benefits Agreement, dated as of June 11, 1997 (the "Severance Benefits Agreement"), which remains in full force and effect;

     WHEREAS, the Company recognizes Glimcher's extraordinary service to the Company over the many years since the Company was founded, which service has been unique, substantial and instrumental in building a highly successful organization;

     WHEREAS, Glimcher and the Company desire to set forth the terms and conditions of Glimcher's continued employment in order to facilitate appropriate transfer of his existing duties and responsibilities and Glimcher's consulting role after termination of his employment hereunder.


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     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions provided herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Employment of Glimcher.

          (a) Employment as Non-Executive Chairman of the Board and a Senior Advisor. The Trust shall employ Glimcher, and Glimcher shall serve, as non-executive Chairman of the Board of Trustees and as Senior Advisor to the Trust during the Initial or Renewal Term of this Agreement. Glimcher shall also serve as non-executive Chairman of the Board of Directors of the Corporation. Glimcher hereby submits his resignation as Chief Executive Officer of the Trust and the Corporation and any other offices he may hold with the Trust or the Corporation, and all entities affiliated with the Trust, the Corporation and the Partnership, i.e., other than as Chairman of the Board of the Trust and as Chairman of the Board of the Corporation, such resignations to be effective upon the commencement of the Initial Term of this Agreement as provided for in
Section 2 below. Glimcher shall not be deemed an executive officer of the Trust or the Corporation.

          (b) Duties as Chairman of the Board. As non-executive Chairman of the Board of Trustees of the Trust and as non-executive Chairman of the Board of Directors of the Corporation, Glimcher shall perform all of the duties normally performed by a non-executive chairman of the Board of Trustees and chairman of the Board of Directors, respectively, including presiding over the meetings of the Trustees and the shareholders of the Trust and the Board and the shareholders of the Corporation at which he shall be present, setting agendas for meetings of the Board of Trustees and the Board of Directors, representing the Company in appropriate external matters including industry conferences where requested by the Chief Executive Officer of the Trust or the Corporation, and any other duties as may be assigned to Glimcher by the Board of Trustees of the Trust or the Board of Directors of the Corporation.

          (c) Duties as Senior Advisor. As Senior Advisor to the Trust, Glimcher will report to the Chief Executive Officer of the Trust and will provide general strategic advice and counsel to the Chief Executive Officer of the Trust concerning the ongoing business, new business opportunities, and strategic opportunities of the Trust, including advice and counsel with respect to any merger and acquisition activities involving the Trust. In addition, as Senior Advisor, Glimcher will actively assist the Company in the implementation of two pending projects, the City Park project, Mason, Ohio, and the Eastland Mall project, Columbus, Ohio, reporting to the Chief Executive Officer of the Trust or to such other officer as the Chief Executive Officer or the Board of Trustees may designate from time to time with respect to these projects. Glimcher shall not be in charge of any business unit, division or function of the Company or perform any policy making functions for the Company. Glimcher shall personally formulate all construction plans and activities for the City Park project, and he shall report such to the Chief Executive Officer prior to implementation. If the Chief Executive Officer does not concur, final construction decisions shall be made by the Board of Trustees of the Trust. During the Initial Term and any Renewal Term, Glimcher shall devote such time, diligence and attention as reasonably necessary to perform the duties provided for herein.


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          (d) No Relocation. Glimcher shall not be required to relocate outside the Columbus, Ohio area in order to perform his duties under this Agreement, but shall undertake such reasonable business travel as may be necessary to perform such duties.

     2.   Term; Termination.

          (a) Initial Term; Renewal Term. The initial term of Executive's employment pursuant to this Agreement ("Initial Term") will commence on February 1, 2005 (the "Effective Date") and shall continue in effect through May 31, 2006 (the "Initial Term Expiration Date"); provided, however, that the term of employment may be renewed for an additional one year period ("Renewal Term") if the Company proposes such renewal prior to the end of the Initial Term and Glimcher agrees to the renewal.

          (b) Employment Termination. Glimcher's employment hereunder shall terminate on the Initial Term Expiration Date unless renewed for an additional one year term by the Company and Glimcher, in which event Glimcher's employment hereunder shall terminate on the last day of the first anniversary of the Initial Term Expiration Date. Glimcher's employment hereunder shall also terminate immediately upon his death, 30 days after the Company gives Glimcher written notice of termination by reason of and declaring Glimcher's Disability (as defined below), or 15 days after the Company gives Glimcher written notice of termination by reason of and declaring and specifying Cause (as defined below) for termination. Glimcher's employment hereunder may not be terminated by the Company without cause.

          (c) Disability. Disability shall mean that Glimcher has been unable, by reason of physical or mental disability, to render, for 120 successive days or for shorter periods aggregating 180 days or more in any 12 month period, substantially all of the services of the character contemplated by this Agreement ("Disability"). The determination of whether Glimcher has suffered a Disability shall be made by the Board of Trustees of the Trust. In the event the Company gives notice of termination of Glimcher's employment based on Disability (the "Disability Notice"), Glimcher or his representative may contest the termination and cause a determination of Disability to be made by Glimcher's medical doctor, provided that such determination is made by written notice thereof setting forth such doctor's reasons for his determination and given to the Company within 30 days following receipt of the Disability Notice. In the event Glimcher's medical doctor disagrees with the Company's determination of Disability, the Company may, within 10 days following notice of such disagreement, cause a determination of Disability to be made by a medical doctor selected by the Company. If the two medical doctors do not agree with regard to the determination of Disability, they shall mutually choose a third medical doctor to examine Glimcher, and the Disability determination of such third medical doctor shall be binding upon both the Company and Glimcher. Glimcher shall cooperate with the Company, including submitting to such medical examinations and testing as the Company shall reasonably deem necessary and making the results of such examinations and testing available to the Company.

          (d) Cause. Cause shall mean Glimcher's (i) commission of an act of dishonesty directly involving the Company, including, but not limited to, misappropriation of funds or property of the Company; (ii) engagement in activities or conduct intentionally, clearly and materially injurious to the reputation of the Company; (iii) continued refusal to perform his assigned duties and responsibilities after written notice by the Company to Glimcher giving 10 days to resume performance of such duties; (iv) violation of the


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non-competition, non-solicitation, non-disparagement, or non-disclosure provisions of Section 7 of this Agreement; (v) material breach of any other provisions (excepting Section 7) of this Agreement following written notice from the Company specifying the breach and Glimcher's failure to cure such breach within 30 days of receipt of such notice; or (vi) pleading guilty or no contest to or conviction of any felony under federal or state law.

     3.   Compensation.

          (a) Initial Term. As compensation for services rendered as non-executive Chairman of the Board of the Trust and non-executive Chairman of the Board of Directors of the Corporation, the Company shall pay Glimcher a salary (the "Chairman Salary") at the annual rate of $100,000 during the Initial Term and during any Renewal Term. As compensation for services rendered as Senior Advisor to the Trust, the Company shall pay Glimcher a salary (the "Advisor Salary") at the annual rate of $250,000 during the Initial Term and during any Renewal Term and during any Renewal Term. The Chairman Salary and the Advisor Salary are sometimes referred to in combination herein as the "Salary." The Salary shall be paid in accordance with the customary payroll practices of the Company at regular intervals as the Company may establish from time to time for senior salaried employees.

          (b) Bonuses. Glimcher shall not be included in any bonus plans applicable to senior salaried employees of the Company, but the Board of Trustees of the Trust, or the Compensation Committee of the Board of Trustees of the Trust, may award Glimcher cash bonuses from time to time based on their evaluation of his performance under this Agreement ("Cash Bonuses").

     4.   Vesting of Options.

          (a) Continued Vesting of Options or Other Awards During Employment. Glimcher's outstanding stock options shall continue to vest as provided for in stock option agreements presently in place during the term of his employment hereunder.

          (b) Accelerated Vesting. If Glimcher's employment hereunder continues through May 10, 2006, then 39,193 of the stock options issued to him on March 12, 2004 exercisable at $26.69 per share and vesting on March 12, 2007, and 10,807 of the stock options issued to him on May 10, 2004 exercisable at $19.56 per share and vesting on May 10, 2007 (together the "2007 Options"), shall vest and become exercisable on May 10, 2006; provided, however, if prior to May 10, 2006, the Company and Glimcher have agreed to a Renewal Term the 2007 Options shall vest and become exercisable on their original vesting dates in 2007. In addition, if Glimcher's employment is terminated by reason of death or Disability, any theretofore unvested stock options and other awards issued to Glimcher pursuant to the Trust's 2004 Incentive Compensation Plan (the "2004 Plan"), 1997 Incentive Plan (the "1997 Plan"), and 1993 Employee Share Option Plan ("1993 Plan") shall immediately vest upon the date of Glimcher's death or Disability. In all such events each vested option shall remain exercisable for the period provided for in the respective plan and stock option agreement, but in no event beyond the term of the option.


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

     5. Expenses. The Trust shall reimburse Glimcher for all out-of-pocket expenses actually and necessarily incurred by him in the conduct of the business of the Trust during the Initial Term and any Renewal Term, against reasonable substantiation submitted with respect thereto.

     6.   Benefits.

          (a) Medical, etc. During the Initial Term and any Renewal Term, Glimcher shall be entitled to such medical benefits, including hospitalization, disability insurance, health insurance (including dental insurance), as are customarily made available to senior executive officers of the Trust from time to time. Glimcher shall make such contributions to the premiums for such insurance consistent with the Trust's policy applicable to senior executive officers of the Trust.

          (b) Life Insurance. During the Initial Term and any Renewal Term, the Trust shall maintain a life insurance policy covering the life of Glimcher under which the beneficiaries shall be named by Executive on substantially the same terms as the terms maintained immediately preceding the Effective Date.

          (c) Office and Support Staff. In order to more effectively transition Executive's duties as Chief Executive Officer to the successor Chief Executive Officer, Glimcher shall occupy office space separated from the Trust premises. In order to encourage effective performance, during the Initial Term and any Renewal Term, the Trust shall reimburse Glimcher for the reasonable rent for office space in a building located in Columbus, Ohio and the reasonable compensation of one secretary, and shall make available the use of the Company's driver on a part-time basis to drive Glimcher for business purposes consistent with the current arrangement provided by the Company.

     7. Non-Competition; Non-Solicitation; Non-Disparagement; Non-Disclosure; and Prior Consents.

          (a) Non-Competition. During the Initial Term and any Renewal Term of this Agreement and for a period of two years following the termination of Glimcher's employment under this Agreement (the "Restricted Period"), Glimcher shall not, without the prior written consent of the Board of Trustees of the Trust, serve as an employee, agent, partner, shareholder, member, officer or director of or consultant for, or in any other capacity participate, engage or have, directly or indirectly, a financial or other interest in any Competitive Business (as hereinafter defined), provided, however, that notwithstanding anything to the contrary contained in this Agreement, Glimcher may own up to 2.0% of the outstanding shares of capital stock of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934 ("Permitted Investments"); and provided further that notwithstanding anything to the contrary contained in this Agreement, Glimcher may pursue any business activities for which the Board of Trustees has previously granted consent and waived corporate opportunity rights.

          (b) Definition of Competitive Business. As used herein, the term "Competitive Business" shall mean participation, directly or indirectly, in the planning, development or operation of any mall or any enclosed group of retail establishments operating as a single property (a "Project") in any city or town and its greater standard metropolitan statistical area (each, a "Market") in


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which the Company (i) conducts its business at such time, (ii) has commenced and not subsequently abandoned development activities or (iii) has previously proposed a Project to its Board of Trustees to be undertaken at any time in the next five years in such Market and the Board of Trustees has not yet rejected such Project.

          (c) Non-Solicitation of Employees. During the Restricted Period, without the prior written consent of the Trust, neither Glimcher nor any entity of which he serves as a director, officer, trustee, member, manager, general partner or limited partner, shall, directly or indirectly, employ or retain any person who was employed or retained by the Company during the one-year period prior to the proposed engagement or retention by Executive of any of the aforesaid persons; provided, however, that notwithstanding the foregoing, Glimcher may employ his current assistant, Cherie Friedman.

          (d) Non-Disparagement. During the Restricted Period, Glimcher shall not make any disparaging comments which may be harmful to the Company's reputation.

          (e) Non-Disclosure. During the Restricted Period, Glimcher shall not make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean any disclosure by Glimcher without the prior written consent of the Company's Chief Executive Officer to any person other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Glimcher of his duties hereunder or as may be legally required, of any confidential information relating to the business or prospects of the Company (including but not limited to, any confidential information with respect to any of the Company's information and procedures for the selection of mall development sites, information, methods and procedures for the cost effective development and construction of malls, the terms of leases arrangements with and other information concerning retail chain stores and other mall tenants, and the Company's properties, customers, services, methods, strategies, business plans, and business policies and practices; provided, however, that such term shall not include the use or disclosure by Glimcher, without consent, of any information known generally to the public or not treated by the Company as confidential (other than as a result of disclosure by Glimcher in violation of this subsection).

          (f) Prior Written Consent. During the Restricted Period, in the event Glimcher proposes to embark upon the development of any malls or enclosed group of retail establishments operating as a single property in any city or town in the United States or Canada, Glimcher shall first notify the Board of Trustees of the Trust of the proposal and seek the prior written consent of the Trust. Such written consent shall not be withheld if the Trust cannot reasonably demonstrate that it proposes in good faith to develop, purchase or otherwise establish a mall or enclosed group of retail establishments operating as a single property in such market during the next five years.

          (g) Delivery of Documents upon Termination. Glimcher shall deliver to the Company or its designee at the termination of Glimcher's employment all correspondence, memoranda, notes, records, drawings, sketches, plans, customer lists, and other documents (if any exist) and all copies thereof, made, composed or received by Glimcher, solely or jointly with others, that are in Glimcher's possession, custody, or control at termination and that are related in any manner to the past, present, or anticipated business of the Company. In this regard, the Executive hereby grants and conveys to the Company all right, title and interest in and to, including without limitation, the right to possess,


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print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, photographs, drawings or other documents, and writings, and copies, abstracts or summaries thereof, that may be prepared by Glimcher or under Glimcher's direction or that may come into the Glimcher's possession in any way during the term of Glimcher's employment with the Company that relate in any manner to the past, present or anticipated business of the Company.

          (h) Intellectual Property. Glimcher hereby assigns, and binds his heirs, executors, and administrators to assign, to the Company any and all inventions, discoveries, ideas, concepts, improvements, copyrightable works, and other developments (the "Developments") conceived, made, discovered or developed by Glimcher, solely or jointly with others, during the term of Glimcher's employment by the Company, whether during or outside of usual working hours and whether on the Company's premises or not, that relate in any manner to the past, present or anticipated business of the Company, its subsidiaries and/or affiliates. All works of authorship created by Glimcher, solely or jointly with others, shall be considered works made for hire under the Copyright Act of 1976, as amended, and shall be owned entirely by the Company. Any and all such Developments shall be the sole and exclusive property of the Company, whether patentable, copyrightable, or neither, and Glimcher shall assist and fully cooperate in every way, at the Company's expense, in securing, maintaining, and enforcing, for the benefit of the Company or its designee, patents, copyrights or other types of proprietary or intellectual property protection for such Developments. Within one year following the end of the termination of Glimcher's employment under this Agreement and without limiting the generality of the foregoing, any Development of Glimcher relating to any subject matter on which Glimcher worked or was informed during his employment by the Company shall be conclusively presumed to have been conceived and made prior to the termination of his employment (unless Glimcher clearly proves that such Development was conceived and made following the termination of his employment), and shall accordingly belong and be assigned to the Company and shall be subject to this Agreement. By signing this Agreement, Glimcher does not concede that the intellectual property described herein actually exists.

          (i) Remedies. Glimcher agrees that any breach of the terms of this Section would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. Glimcher therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach, threatened breach, or continued breach by Glimcher or any and all persons and entities acting for or with Glimcher, without having to prove damages, and to all costs and expenses, including reasonable attorneys' fees and costs, in addition to any other remedies to which the Company may be entitled under this Agreement, at law or in equity. The aforesaid remedies do not apply to any business activities properly conducted by Glimcher pursuant to Sections 7(a) or (f) hereof. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from Glimcher. Glimcher and the Company further agree that the provisions of the covenants not to compete, solicit, disparage and disclose are reasonable and that the Company would not have entered into this Agreement but for the inclusion of such covenants herein. Should a court determine, however, that any provision of the covenants is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court deems reasonable.


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          (j) Survival. The provisions of this Section shall survive any termination of this Agreement, and the existence of any claim or cause of action by Glimcher against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section; provided, however, that this paragraph shall not, in and of itself, preclude Glimcher from defending against the enforceability of the covenants and agreements of this Section.

     8. Following Termination of Employment; Consulting, Non-Competition and Special Contributions Consideration. As additional compensation for Glimcher's agreement to provide services under this Agreement, Glimcher's unique and substantial contributions to the Company throughout the years, Glimcher's agreement as set out in Section 7(a) hereof to a two year non-competition restriction after termination of employment under this Agreement (the "Post-Employment Non-Competition Period"), and Glimcher's agreement to consult to the Company as reasonably requested during the Post-Employment Non-Competition Period, the Trust shall pay Glimcher, subject to subsection (c) hereof, $2,000,000 as set forth below:

          (a) Consulting Payment. In consideration of Glimcher's agreement to consult to the Trust as reasonably requested during the Post-Employment Non-Competition Period, $360,000 shall be payable by the Trust to Glimcher in cash (the "Consulting Payment"), at the rate of $20,000 per month payable on the last day of each month during the Post-Employment Non-Competition Period commencing on the last day of the seventh month of the Post-Employment Non-Competition Period.

          (b) Non-Competition Payment. In consideration of Glimcher's agreement not to compete with the Trust, not to solicit employees of the Trust, not to disparage the Trust, and not to disclose confidential information of the Trust, all as provided in Section 7 of this Agreement, $810,000 shall be payable by the Trust to Glimcher in cash (the "Non-Competition Payment"), at the rate of $45,000 per month payable on the last day of each month during the Post-Employment Non-Competition Period commencing on the last day of the seventh month of the Post-Employment Non-Competition Period.

          (c) Special Contributions Payment. In consideration of Glimcher's special, unique and substantial contributions to the Company throughout the years, $830,000 shall be payable by the Trust to Glimcher in cash (the "Special Contributions Payment") to be paid to Glimcher on the last day of the seventh calendar month of the Post-Employment Non-Competition Period.

          (d) Termination for Cause; Material Breach of Non-Competition Agreement. Notwithstanding the foregoing, in the event Glimcher's employment has been terminated for Cause by the Company or Glimcher has materially breached the non-competition agreement set forth in Section 7(a) of this Agreement, such termination or material breach shall cause and constitute a forfeiture of any remaining unpaid installments of the Consulting Payment and the Non-Competition Payment effective as of the first date of such breach.


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          (e) Death or Disability of Executive. Notwithstanding the provisions of subsections (a), (b) and (c) hereof, but subject to subsection (d) hereof, in the event of the death or Disability of Glimcher during his employment under this Agreement or during the Post-Employment Non-Competition Period, the Company shall pay to Glimcher or to the estate or heirs of Glimcher, as appropriate, within 90 days after his Disability or death, the Consulting Payment and the Non-Competition Payment less any installments already paid to Glimcher thereon under subsection (a) and (b) hereof, and the Special Contributions Payment if not already paid to Glimcher under Section (c) above.

     9. Severance Benefits Agreement. The Severance Benefits Agreement dated June 11, 1997 by and among the Trust, the Partnership and Glimcher shall remain effective, and Glimcher shall be entitled to the benefits thereunder so long as Glimcher is an employee of the Trust immediately prior to a change of control of the Trust as provided in the Severance Benefits Agreement; provided, however, the fair market value of any rights given or awarded to Glimcher under this Agreement, including the Consulting Payment, the Non-Competition Payment and the Special Contributions Payment, shall be included in the calculation of the Severance Payment under Section 3(a) of the Severance Benefits Agreement only to the extent that the Company actually pays Glimcher the Salary or any Cash Bonuses under Section 3(a) and 3(b), respectively, of this Agreement, in which case such salary and bonus payments will be included in the "Base Amount" for calculation of the Severance Payment under Section 3(a) of the Severance Benefits Agreement; provided further, that the $250,000 special performance bonus paid to Glimcher in 2004 with respect to the Polaris Mall project shall not be included in the "Base Amount" for calculation of the Severance Payment under Section 3(a) of the Severance Benefits Agreement; and provided further, that if a change in control of the Trust, as defined in the Severance Benefits Agreement, occurs prior to the Initial Term Expiration Date, the amount of the salary and bonus included in the calculation of the "Base Amount" for Glimcher shall not be less than the amount of salary and bonus paid or payable to Glimcher by the Company with respect to the calendar year 2004, and if a change of control of the Trust occurs after the Initial Term Expiration Date, the amount of salary and bonus included in the calculation of the "Base Amount" for Glimcher shall not exceed $350,000.

     10. Indemnification. The Trust shall indemnify Glimcher in the performance of his duties as an employee subsequent to the termination of his employment under this Agreement to the fullest extent allowable by applicable law, and shall continue to maintain Glimcher as a named beneficiary under any liability insurance policies maintained for Trustees and other officers of the Trust, for six years after the termination of this Agreement.

     11. Liability Insurance in Event of Change in Control. Glimcher shall become, and continue as, a named beneficiary under any liability insurance policies maintained by the Company after a Change in Control of the Trust (as hereinafter defined) for persons who were trustees and/or officers prior to a Change in Control of the Trust to the extent they provide coverage for events prior to the Change in Control of the Trust. The Company agrees to maintain the insurance coverage referred to above unless and to the extent any modification in indemnification and insurance coverage applies uniformly to all officers and trustees of the Company, as the case may be, for at least six years after the Change in Control.


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     12.  Governing Law: Jurisdiction. This Agreement shall be construed and interpreted under the laws of the State of Ohio. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against either of the parties exclusively in the courts of the State of Ohio, County of Franklin, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Ohio, Eastern Division, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, and waives any objection to venue laid therein.

     13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

     14. Entire Agreement. This Agreement sets forth the entire agreement of the parties and is intended to supersede all prior employment negotiations, understandings and agreements. No provision of this Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change. The parties agree to amend this Agreement if and as deemed necessary and appropriate to comply with Section 409A of the Internal Revenue Code after the issuance of further guidance promulgated thereunder.

     15.  Successors.

          (a) Benefit of Glimcher's Representatives, etc. This Agreement shall inure to the benefit of and be enforceable by Glimcher's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

          (b) Company Successors in Interest. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain and deliver to Glimcher such assumption and agreement prior to (but effective only upon) such succession shall be a breach of this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successors to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement, expressly, by operation of law, or otherwise.

     16. Notices. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by facsimile or overnight courier or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address above set forth, or such other address as the party to receive the same shall have specified by written notice. All notices shall be deemed to have been given as of the date of personal delivery, facsimile transmittal or mailing thereof, as the case may be. Any notice by the Trust or the Partnership shall be deemed notice by the Company, and any notice to the Trust or the Partnership shall be deemed notice to the Company.


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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           GLIMCHER REALTY TRUST


                           By:  /s/ Michael P. Glimcher
                              -------------------------------------------------
                               Name:  Michael P. Glimcher
                               Title: President and Chief Executive Officer


                           GLIMCHER PROPERTIES LIMITED PARTNERSHIP
                           By: GLIMCHER PROPERTIES CORPORATION,
                               its general partner


                               By:  /s/ Michael P. Glimcher
                                  ---------------------------------------------
                                   Name:  Michael P. Glimcher
                                   Title: President and Chief Executive Officer


                           By: /s/ Herbert Glimcher
                              --------------------------------------
                           Herbert Glimcher




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